As filed with the Securities and Exchange Commission on June 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Reading International, Inc.
(Exact name of registrant as specified in its charter)
Nevada	95-3885184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5995 Sepulveda Blvd., Suite 300, Culver City, California	90230
(Address of Principal Executive Offices)	(Zip Code)

Reading International, Inc. Restated 2010 Stock Incentive Plan
(Full title of the plan)

S. Craig Tompkins General Counsel Reading International, Inc. 5995 Sepulveda Blvd., Suite 300 Culver City, California 90230
(Name and address telephone number of agent for service)

(213) 235-2240
(Telephone number, including area code, of agent for service)

Copies to:
Michael J. Bonner John C. Jeppsen Greenberg Traurig, LLP 3773 Howard Hughes Parkway, Suite 400 North Las Vegas, Nevada 89169 (702) 792-3773

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller-reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

☐ ☐
Large accelerated filer ☐ Non-accelerated filer (Do not check if a smaller reporting company) ☐	Accelerated filer ☑ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Class A Nonvoting Common Stock, $0.01 par value	947,460 shares	$ 15.92	$15,083,563.20	$1,877.90

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers, in addition to the number of shares stated above, an indeterminate number of additional shares of Class A Nonvoting Common Stock, $0.01 par value ("Class A Stock") of the Registrant which may become issuable under the Restated 2010 Stock Incentive Plan (as amended and restated through November 7, 2017, the "Plan") in connection with certain corporate transactions or events, including any recapitalization, reorganization, merger, consolidation, spin-off, stock dividend, stock split, or any other similar transaction effected which results in an increase in the number of the outstanding shares of Class A Stock.

(2)      Calculated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee.  The computation is based upon the average of the high and low sales prices per share of Class A Stock as reported on The NASDAQ Capital Market on June 5, 2018.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Reading International, Inc. (the "Company") is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 947,460 shares of Class A Nonvoting Common Stock under the Company's 2010 Stock Incentive Plan, as amended pursuant to stockholder approval obtained at the Company's Annual Meeting of Stockholders on November 7, 2017. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8 filed with the Commission on May 26, 2010 (Registration No. 333-167101).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits

Reference is made to the Exhibit Index below filed as part of this Registration Statement.  Each such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Reading International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Culver City, California, on June 6, 2018.

Reading International, Inc.

By:	/s/ Devasis Ghose
Devasis Ghose
Chief Financial Officer

POWER OF ATTORNEY

Know All Persons by these Presents, that each person whose signature appears below constitutes and appoints each of Devasis Ghose and Steve Lucas as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ellen M. Cotter	President, Chief Executive Officer and Chairman of the Board and Director (Principal Executive Officer)	June 6, 2018
Ellen M. Cotter
/s/ Devasis Ghose	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 6, 2018
Devasis Ghose
/s/ Steve Lucas	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 6, 2018
Steve Lucas
/s/ Margaret Cotter	Vice Chairman of the Board and Director	June 6, 2018
Margaret Cotter
	Director	June 6, 2018
James J. Cotter, Jr.
/s/ Guy W. Adams	Director	June 6, 2018
Guy W. Adams

/s/ William D. Gould	Director	June 6, 2018
William D. Gould
/s/ Edward L. Kane	Director	June 6, 2018
Edward L. Kane
/s/ Douglas J. McEachern	Director	June 6, 2018
Douglas J. McEachern
/s/ Dr. Judy Codding	Director	June 6, 2018
Dr. Judy Codding
/s/ Michael Wrotniak	Director	June 6, 2018
Michael Wrotniak

EXHIBIT INDEX

Exhibit Number	Description

4.1*

Reading International, Inc. Restated 2010 Stock Incentive Plan (as amended and restated through November 7, 2017) (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Reading International, Inc. for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 16, 2018

4.2*

Form of Stock Option Agreement (Non-Employee Director) for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Reading International, Inc. filed with the Securities and Exchange Commission on May 26, 2010)

4.3*

Form of Stock Bonus Agreement for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Reading International, Inc. filed with the Securities and Exchange Commission on May 26, 2010)

4.4*

Form of Restricted Stock Agreement for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 of Reading International, Inc. filed with the Securities and Exchange Commission on May 26, 2010)

4.5*

Form of Stock Appreciation Right Agreement for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-8 of Reading International, Inc. filed with the Securities and Exchange Commission on May 26, 2010)

4.6*

Form of Restricted Stock Unit Agreement (Executive Officer) for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K of Reading International, Inc. for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 16, 2018)

4.7*

Form of Restricted Stock Unit Agreement (Non-Employee Director) for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of Reading International, Inc. for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March  16, 2018)

4.8*

Form of Stock Option Agreement (Executive Officer) for the Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K/A of Reading International, Inc. for the year ended December 31, 2016 filed with the Securities and Exchange Commission on May 1, 2017)

5.1	Opinion of Greenberg Traurig, LLP regarding the legality of the securities being registered is filed herewith and incorporated herein by reference.
23.1	Consent of Grant Thornton LLP is filed herewith and is incorporated herein by reference.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).

*Incorporated by reference to exhibits previously filed.